UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2011

DIVERSIFIED OPPORTUNITIES, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-23446	94-3008888
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1042 N. El Camino Real #261

Encinitas, CA 92024

 (Address of principal executive offices)

(858) 342-8155

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2011,  Diversified Opportunities, Inc. (“we,” “us,” “our” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Sugarmade, Inc., a California corporation (“Sugarmade”), and certain shareholders of Sugarmade which own more than 50% of the outstanding common stock of Sugarmade. Under the terms of the Share Exchange Agreement, we will acquire Sugarmade through an acquisition of all or at least 90% of its outstanding common stock. In exchange, we will issue to the Sugarmade shareholders, in the aggregate, up to 9,263,308 shares of the Company’s common stock (the “Company Shares”).

Upon the closing of the Share Exchange Agreement, the Company would own Sugarmade as a subsidiary. The Share Exchange Agreement and the transactions contemplated there under (the “Exchange”) were approved by our sole director Kevin Russeth, who is also a shareholder of the Company. The Share Exchange Agreement provides that upon the closing of the transaction, our current Chief Executive Officer, Kevin Russeth will resign, and Scott Lantz, the current CEO of Sugarmade, will be appointed as a director and the Chief Executive Officer of the Company.  The Share Exchange Agreement further provides that 10 days after the filing and mailing of a Schedule 14(f)-1, that Mr. Russeth will resign as a director, and four new directors to be designated by Sugarmade shall be appointed to the Company’s board of directors.

The Share Exchange Agreement

Under the terms of the Share Exchange Agreement, the Sugarmade shareholders will exchange all of their shares of Sugarmade common stock for an aggregate of up to 9,263,308 shares of the Company’s common stock.  We currently have 9,199,192 shares of common stock outstanding.  In connection with the Share Exchange Agreement and effective at the closing of the Share Exchange, the Company’s three principal shareholders, Kevin Russeth, Jonathan Shultz and Steven Davis, have agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them will be canceled or redeemed in exchange for the Company’s payment of an aggregate of $210,000, the issuance of 200,000 warrants to purchase Company common stock at $1.25 per share, and certain registration rights.  Additionally, the Share Exchange Agreement includes a closing condition that Sugarmade must complete a financing resulting in gross proceeds of at least $2,000,000 and a maximum of $2,500,000.  Assuming the completion of the financing in the maximum amount, the financing investors will receive 2,000,000 shares of the Company’s common stock and warrants to purchase 2,000,000 shares of the Company’s common stock at $1.50 per share.  The financing investors will also receive registration rights.

Upon completion of the Share Exchange Agreement and the Share Cancellation Agreement, and assuming the completion of the financing in the maximum amount, the Company would have approximately 9,700,000 outstanding shares of common stock, of which up to 9,263,308 would be owned by the former Sugarmade shareholders, 2,000,000 would be owned by the financing investors and 436,692 would be owned by the Company’s current stockholders.  The closing of the Share Exchange Agreement would result in a change of control of the Company.

The Share Exchange Agreement contains representations and warranties of the Company, Sugarmade and the Sugarmade shareholders, customary for a transaction of this nature.  The closing is subject to certain conditions, including the accuracy of all representations and warranties, the performance of all covenants, the absence of any material adverse events, the completion of the Sugarmade financing and the completion and delivery of Sugarmade’s audited financial statements.  The Share Exchange Agreement may be terminated by mutual consent of Sugarmade and the Company; by either party if the Exchange is not consummated by April 30, 2011; by either party if the Exchange is prohibited by issuance of an order, decree or ruling; or by either party for various other grounds as provided in the Share Exchange Agreement.  The parties anticipate closing the Exchange upon completion of the closing conditions.  However, the Company cannot provide any assurance that the Exchange or any other transactions contemplated by the Share Exchange Agreement will be consummated.  The foregoing summary and description of the terms of the transaction contemplated under the Share Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

The Company

We currently have no operations and are a “shell” company. Upon the completion of the Share Exchange Agreement, the Company’s operations will be that of Sugarmade, and the Company intends to change its name to “Sugarmade, Inc.” and operate under that name.

Sugarmade

Sugarmade was established early in 2009 to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products.  Sugarmade has an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), located in the People’s Republic of China.  SCPC is a manufacturer and a holder of intellectual property in the area of paper from non-wood sources.  Under the LSA, Sugarmade has the exclusive right to market, distribute and manufacture SCPC’s proprietary products in Europe, North, Central and South America, Australia and in other designated territories in the world.  Sugarmade also obtained the rights (within the designated territories) to the Sugarmade brand name and trademarks.  Sugarmade has a limited operating history as of the date of this report.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Exchange, we will at the closing, acquire at least 90% of the outstanding capital stock of Sugarmade, in exchange for our issuance to the Sugarmade shareholders of the Company Shares. We currently have 9,199,192 shares of common stock outstanding. Upon completion of the Share Exchange Agreement and the Share Cancellation Agreement, and assuming the maximum Sugarmade capital raise, the Company would have approximately 9,700,000 outstanding shares of common stock.

The issuance of the Company Shares to the Sugarmade shareholders is intended to be exempt from registration under the Securities Act of 1933 and Regulation D there under. The parties who received the securities in such instances made representations that such party (a) is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth.  In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

2.1	Share Exchange Agreement dated as of April 23, 2011 by and among the Company, Sugarmade and certain shareholders of Sugarmade

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC.
/s/ Kevin Russeth
Dated: April 26, 2011	By:
Kevin Russeth Chief Executive Officer

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